Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 199 Bay Street Suite 5300, Commerce Court West Toronto, ON M5L 1B9 Canada Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

Darin Renton

Direct: +1 416 869 5635

DRenton@stikeman.com

September 10, 2025

Largo Inc.

1 First Canadian Place

100 King Street West, Suite 1600

Toronto, Ontario

M5X 1G5, Canada

Dear Sirs/Mesdames

Re: Largo Inc. (the "Company") - Registration Statement on Form F-3 dated September 10, 2025 (the "Registration Statement")

We have acted as special Ontario counsel for the Company, an Ontario company. We are furnishing this opinion at your request in connection with the Company's Registration Statement to be filed on the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement registers the issuance and sale of up to US$150,000,000 of the Company's common shares ("Common Shares"), warrants to purchase Common Shares ("Warrants"), and units comprised of one or more of the securities described herein ("Units", collectively with Common Shares and Warrants, the "Securities"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the "Prospectus"), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Warrants may be issued under one or more warrant agency agreements or warrant indentures to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent (a "Warrant Indenture" or "Warrant Agreement", as applicable). Warrant Indentures and Warrant Agreements are referred to herein collectively as "Governing Documents".

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are qualified to carry on the practice of law in the Province of Ontario. Our opinion below is expressed only with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein. We express no opinion with respect to the laws of any other jurisdiction.

Our opinion is expressed with respect to the laws of the Province of Ontario in effect on the date of this opinion. We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Our opinions expressed herein are based on the following assumptions:

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(a) at or prior to the time of the delivery of any Securities, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded;

(b) an appropriate Prospectus Supplement with respect to the offered Securities will have been prepared and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(d) if the offered Securities are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(e) at the time of any offering or sale of any Common Shares, Warrants or Units, and as of the date of the issuance of any Common Shares, Warrants or Units, as applicable, there will be sufficient Common Shares, authorized and unissued under the Company's then operative constating documents and not otherwise reserved for issuance;

(f) any Common Shares issuable upon exercise of any Warrant or Unit will have been duly authorized, created and reserved for issuance upon such exercise;

(g) at the time of the issuance of any Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Governing Document;

(h) any applicable Governing Document will have been duly authorized, executed and delivered by the parties thereto (other than the Company), as applicable, and constitutes legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with its terms;

(i) any Governing Document is governed by Ontario law;

(j) the terms of the offered Securities and of their issuance and sale have been duly established in conformity with the Company's constating documents, so as not to violate any applicable law or Governing Document, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the parties (other than the Company) to a Governing Document, as applicable;

(k) the board of directors of the Company (the "Board") will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance and terms of the offered Securities, the consideration to be received therefor, the applicable Governing Documents, if any, and the execution thereof, and related matters (the "Authorization");

(l) the Company will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Company against payment therefor; and

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(m) the offered Securities will have been duly authorized, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Company's constating documents, applicable law, applicable Governing Documents, if any, and the Authorization.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1. with respect to the Common Shares, when issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Common Shares will be validly issued, fully paid and non-assessable.

2. with respect to the Warrants, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, and (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

3. with respect to the Units, when (a) the terms of any Unit (including the terms of the component Securities) have been duly executed and delivered by the Company and (b) such Units, when issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to the following qualifications:

1. the enforceability of any agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally;

2. the enforceability of the obligations of a party under any agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation:

(a) concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(b) the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(c) the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgment; and

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(d) the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence;

3. we express no opinion as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

4. we express no opinion as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

5. we express no opinion with respect to rights to indemnity and contribution;

6. a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

7. the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

8. public policy considerations which may limit the rights of parties to obtain remedies.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/Stikeman Elliott LLP